Exhibit 10.8
                         CITADEL SECURITY SOFTWARE INC.
                    AMENDMENT TO AGREEMENT WITH JOE ALLBAUGH

     This agreement (this "Agreement") is made and entered into as of November
                           ---------
3, 2006, by and between Citadel Security Software Inc., a Delaware corporation ("Citadel"), and Joe M. Allbaugh ("Allbaugh").
  -------                          --------

     WHEREAS, Citadel, and certain of its subsidiaries, have entered into an Asset Purchase Agreement, dated as of October 2, 2006, with McAfee, Inc. and McAfee Security LLC (the "Asset Purchase Agreement");
                              --------------------------

     WHEREAS, each of Citadel and Allbaugh desire that, contingent upon the occurrence of the Closing, Citadel issue to Allbaugh 100,000 shares of its common stock in exchange for the termination of all outstanding obligations of Citadel under any agreements, plan or arrangements with Allbaugh to make a bonus payment to Allbaugh in connection with his option to purchase 100,000 shares of Citadel's common stock dated July 20, 2005 ("Stock Option Agreement");
                                                    ------------------------

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Citadel and Allbaugh hereby agree as follows:

  1.      Stock Options.
          -------------

               (a) Allbaugh hereby represents and warrants that, currently, he is entitled to receive 100,000 shares of Citadel's common stock upon exercise of his rights under the Stock Option Agreement. Allbaugh hereby agrees that he shall not exercise any of his rights to acquire shares of the common stock of Citadel pursuant to the Stock Option Agreement unless and until the Asset Purchase Agreement is terminated. This agreement shall not affect the other option agreements between Citadel and Allbaugh.

               (b) Provided the Closing occurs and effective as of the Closing:
          (i) the Stock Option Agreement will terminate and be of no further force or effect, and (ii) effective on the earlier of (x) the date requested by Allbaugh after the Closing and (y) the date that is immediately before the record date established for Citadel's first distribution to common stockholders of the proceeds of the Asset Purchase Agreement (which is contemplated to occur shortly after the expiration of the 30-day indemnification period set forth in the Asset Purchase Agreement), Citadel shall issue to Allbaugh 100,000 shares of its common stock, and Citadel shall not be required to make any bonus payment to Allbaugh in the amount of the exercise price of the Stock Option Agreement.

  2.      Effect of this Agreement.
          ------------------------

               (a) Nothing contained in this Agreement shall be deemed to limit Allbaugh's rights in his capacity as a current stockholder of Citadel including his right to receive distributions on his shares of Citadel's common stock following the Closing.

               (b) If the Asset Purchase Agreement is terminated in accordance with its terms or otherwise, this Agreement shall terminate in its entirety.

  3.      Other Provisions.
          ----------------

               (a) This Agreement shall inure to the benefit of and be binding upon (i) Citadel and its successors and assigns and (ii) Allbaugh and his heirs and legal representatives.


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               (b) All notices and statements with respect to this Agreement shall be made or delivered as set forth in the Stock Option Agreement.

               (c) This Agreement sets forth the entire present agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

               (d) Any modification to this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

               (e) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity and unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

               (f) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas as applied to contracts made and carried out entirely in Texas by residents of that state.

               (g) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

               (h) Section headings are for convenience only and shall not define or limit the provisions of this Agreement

               (i) This Agreement may be executed in several counterparts, each of which is an original. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.


                            [SIGNATURE PAGE FOLLOWS]


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  IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


CITADEL SECURITY SOFTWARE INC.
By:  /s/ Steven B. Solomon
Name:  Steven B. Solomon
Title:  CEO


/s/ Joe Allbaugh
Joe Allbaugh


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